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                      [Potter & Company, LLP Letterhead]

                                                                   Exhibit 23(a)

                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders
CellCall, Inc.
Lexington, Kentucky

We consent to the use in the prospectus supplement to the prospectus contained in the post-effective amendment to the registration statement of Nextel Communications, Inc. on Form S-4 of our report dated December 31, 1997, on our audits of the consolidated financial statements of CellCall, Inc. and subsidiary as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, appearing in the prospectus supplement. This report contains an explanatory paragraph indicating conditions exist that raise substantial doubt about CellCall's ability to continue as a going concern, as discussed in Note 12 to the consolidated financial statements. We also consent to the references to our firm in the prospectus supplement under the captions "Summary -- D.
Summary Financial Data -- CellCall, Inc. Selected Consolidated Financial Data" and "Experts."

/s/ POTTER & COMPANY, LLP

POTTER & COMPANY, LLP
Lexington, Kentucky
February 5, 1998